UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

BLUEFLY, INC.
(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BLUEFLY, INC.
42 West 39th Street
New York, NY 10018

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

Important Notice Regarding the Availability of the Information Statement: The accompanying Information Statement is available at www.bluefly.com.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Bluefly, Inc., a Delaware corporation (which we refer to in this Notice as the Company, we, us or our), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (which we refer to in this Notice as the Common Stock), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving the following actions (which we refer to in this Notice as the Actions):

(1)
The issuance and sale by us to Rho Ventures VI, L.P. (which we refer to in this Notice as Rho) of (a) 6,037,192 shares of Common Stock (which we refer to in this Notice as the Second Closing Shares) in the second closing of a private placement transaction pursuant to the Securities Purchase Agreement which we entered into with Rho on December 21, 2009, (b) warrants to purchase shares of Common Stock (which we refer to in this Notice as the Warrants), if any, as may be required to be issued to Rho pursuant to the Registration Rights Agreement which we entered into with Rho and certain of our other major stockholders in connection with the private placement transaction and (c) shares of Common Stock issuable to Rho upon exercise of the Warrants (which we refer to in this Notice as the Warrant Shares);

(2)
An amendment to our certificate of incorporation, as amended (which we refer to in this Notice as the Certificate of Incorporation), to provide for a classified board of directors consisting of three classes of directors with staggered terms (which amendment we refer to in this Notice as the Board Restructuring Amendment);

(3)
An amendment to our Certificate of Incorporation to (a) decrease the number of authorized shares of Common Stock from 200,000,000 shares to 50,000,000 shares and (b) decrease the number of authorized shares of Preferred Stock from 25,000,000 shares to 1,000,000 shares (which amendment we refer to in this Notice as the Share Reduction Amendment); and

(4)
An amendment to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (which we refer to in this Notice as the Plan) to increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 1,500,000 shares (which we refer to in this notice as the Plan Amendment).

The accompanying information statement (which we refer to in this Notice as the Information Statement) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (which we refer to in this Information Statement as the Exchange Act), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of the holders of at least a majority of the total votes cast is necessary to approve the Plan Amendment and the issuance of the Second Closing Shares, the Warrants and the Warrant Shares.  The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary to approve the Board Restructuring Amendment and the Share Reduction Amendment.  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Actions will not be effected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent to the Actions is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the Actions by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/ David Wassong
New York, New York	David Wassong,
February 3, 2010	Interim Chairman of the Board

ii

BLUEFLY, INC.
42 West 39th Street
New York, NY 10018

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT FEBRUARY 4, 2010
TO STOCKHOLDERS OF RECORD ON FEBRUARY 3, 2010.

Bluefly, Inc., a Delaware corporation (which we refer to in this Information Statement as the Company, we, us or our), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (which we refer to in this Information Statement as the Exchange Act), that our board of directors (which we refer to in this Information Statement as the Board) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (which we refer to in this Information Statement as the Common Stock), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving the following actions (which we refer to in this Information Statement as, collectively, the Actions):

(1)
The issuance and sale by us to Rho Ventures VI, L.P. (which we refer to in this Information Statement as Rho) of (a) 6,037,192 shares of Common Stock (which we refer to in this Information Statement as the Second Closing Shares) in the second closing of a private placement transaction pursuant to the Securities Purchase Agreement which we entered into with Rho on December 21, 2009, (b) warrants to purchase shares of Common Stock (which we refer to in this Information Statement as the Warrants), if any, as may be required to be issued to Rho pursuant to the Registration Rights Agreement which we entered into with Rho and certain of our other major stockholders in connection with the private placement transaction and (c) shares of Common Stock issuable to Rho upon exercise of the Warrants (which we refer to in this Information Statement as the Warrant Shares);

(2)
An amendment to our certificate of incorporation, as amended (which we refer to in this Information Statement as the Certificate of Incorporation), to provide for a classified Board consisting of three classes of directors with staggered terms (which amendment we refer to in this Information Statement as the Board Restructuring Amendment);

(3)
An amendment to our Certificate of Incorporation to (a) decrease the number of authorized shares of Common Stock from 200,000,000 shares to 50,000,000 shares and (b) decrease the number of authorized shares of Preferred Stock from 25,000,000 shares to 1,000,000 shares (which amendment we refer to in this Information Statement as the Share Reduction Amendment); and

(4)
An amendment to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (which we refer to in this Information Statement as the Plan) to increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 1,500,000 shares.

As a result of the issuance of the Second Closing Shares, Rho will own approximately 33% of our outstanding Common Stock, on a fully diluted basis after giving effect to the issuance of stock options to management as described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Reasons for Stockholder Approval” (or approximately 36% of our outstanding Common Stock on a non-diluted basis), and will become our largest stockholder.  As a result, and for the other reasons more fully described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Reasons for Stockholder Approval”, under Nasdaq Marketplace Rules 5635(b) and 5635(d)(2), the affirmative vote of the holders of at least a majority of the total votes cast is required to approve the issuance to Rho by the Company of (a) the Second Closing Shares, (b) the Warrants and (c) the Warrant Shares.  Under Section 242 of the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Board Restructuring Amendment and the Share Reduction Amendment.  The affirmative vote of the holders of at least a majority of the total votes cast is necessary to approve the Plan Amendment.  As of January 20, 2010, the record date for the written consent (which we refer to in this Information Statement as the Record Date), 18,552,737 shares of Common Stock were issued and outstanding.  Each share of Common Stock entitles the holder thereof to one vote on the Actions.  The holders of 12,861,155 shares, representing approximately 69.3% of the shares of Common Stock entitled to vote on the Actions, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting (subject to the right of the stockholders to revoke their votes with respect to some of their shares of Common Stock, as more fully described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of the Private Placement – Agreement to Vote Shares in Favor of the Actions”).  Consequently, assuming our stockholders do not revoke such number of votes as would result in the Actions not being approved by the requisite vote described above, no additional votes or consents of our stockholders are required to approve any of the Actions.  The Delaware General Corporation Law does not provide for dissenter’s rights with respect to any of the Actions.

APPROVAL OF PRIVATE PLACEMENT

Summary of the Private Placement

On December 21, 2009, we entered into a Securities Purchase Agreement with Rho (which we refer to in this Information Statement as the Securities Purchase Agreement) pursuant to which we agreed to issue and sell to Rho up to 8,823,529 newly issued shares of our Common Stock for an aggregate purchase price of $15,000,000, or $1.70 per share, in a private placement transaction (which we refer to in this Information Statement as the Private Placement).  We issued and sold 2,786,337 of such shares of Common Stock to Rho at an initial closing held on December 21, 2009 (which we refer to in this Information Statement as the Initial Closing) for an aggregate purchase price of $4,736,772.90.  Due to the applicability of Nasdaq Market Place Rules 5635(b) and 5635(d)(2), as more fully described below under the caption “– Reasons for Stockholder Approval”, we will issue and sell to Rho the remaining 6,037,192 shares of Common Stock issuable to Rho under the Securities Purchase Agreement (which we refer to in this Information Statement as the Second Closing Shares) in a second closing (which we refer to in this Information Statement as the Second Closing) to be held 20 calendar days following the mailing of this Information Statement to the Company’s stockholders.  The consummation of the Second Closing is conditioned on (1) our receipt of stockholder approval for the Actions, which approval has been obtained as of the date hereof (subject to the right of the stockholders to revoke their votes with respect to some of their shares of Common Stock, as more fully described below under the caption “–Agreement to Vote Shares in Favor of the Actions”), and (2) the restructuring of the Board into a Board of no more than ten members consisting of three classes of directors with staggered terms (which we refer to in this Information Statement as the Board Restructuring), effective as of the Second Closing date.

At the Initial Closing, and as a condition thereto, Quantum Industrial Partners LDC (which we refer to in this Information Statement as QIP), SFM Domestic Investments LLC (which we refer to in this Information Statement as SFM and, together with QIP, as the Soros Parties), Maverick Fund USA, Ltd. (which we refer to in this Information Statement as Maverick USA), Maverick Fund, L.D.C. (which we refer to in this Information Statement as Maverick Fund), and Maverick Fund II, Ltd. (which we refer to in this Information Statement as Maverick Fund II and, together with Maverick USA and Maverick Fund, as the Maverick Parties) converted the $3,000,000 aggregate principal amount outstanding pursuant to the terms of the convertible promissory notes (which we refer to in this Information Statement as the Notes) issued to each of the Soros Parties and each of the Maverick Parties by the Company on July 23, 2008 into an aggregate of 1,764,706 shares of Common Stock at a conversion rate of $1.70 per share.  The accrued and unpaid interest under the Notes was paid by us in cash at the Initial Closing.  The conversion provisions of the Notes were previously approved by our stockholders at our 2008 Annual Meeting of Stockholders held on May 29, 2008.

In negotiating a transaction with us, Rho required that, as a condition to their investment in us, we commit to reserve for issuance to management an aggregate number of additional stock options that, together with the shares of Common Stock, stock options and other equity incentives currently held by management, would equal 10% of our outstanding Common Stock, on a diluted basis (taking into consideration all stock options with an exercise price of $4.00 or less, assuming that all deferred stock units will be granted net of approximately 25% in withholding taxes and after giving effect to the Private Placement, which we refer to in this Information Statement as the Agreed Upon Dilution Formula).   Our Board and the Compensation Committee concurred with this request and have reserved for issuance under the Plan, subject to the approval of the Plan Amendment as more fully described below under the caption “APPROVAL OF PLAN AMENDMENT”, options to purchase an aggregate of 2,245,100 shares of Common Stock (which we refer to in this Information Statement as the Management Option Pool).  The Management Option Pool represents 8.3% of the outstanding Common Stock, on a diluted basis (based upon the Agreed Upon Dilution Formula).  It is the intention of the Compensation Committee that, following the Second Closing, and as part of the year-end compensation review for fiscal year 2009, the Compensation Committee will grant to management such portion of the Management Option Pool as the Committee determines to be appropriate.  The balance of the Management Option Pool will be reserved for future issuance to management, including new hires.  The options issued in respect of the Management Option Pool will have an exercise price equal to the fair market value of the Common Stock on the effective date of each applicable grant.

After giving effect to the conversion of the Notes, the shares of Common Stock issued to Rho at the Initial Closing represent approximately 15% of our outstanding Common Stock on the date of the Initial Closing (after giving effect to such issuance).  Upon the completion of the Second Closing, Rho will own approximately 33% of our outstanding Common Stock, on a fully diluted basis after giving effect to the issuance of the Management Option Pool (or approximately 36% of our outstanding Common Stock on a non-diluted basis), and will become our largest stockholder.

Registration Rights and Warrants Issuance

At the Initial Closing, and as a condition thereto, we entered into a Registration Rights Agreement (which we refer to in this Information Statement as the Registration Rights Agreement) with the Soros Parties, the Maverick Parties, Prentice Capital Partners, LP (which we refer to in this Information Statement as PCP), Prentice Capital Partners QP, LP (which we refer to in this Information Statement as PCP QP), Prentice Capital Offshore, Ltd. (which we refer to in this Information Statement as PC Offshore), S.A.C. Capital Associates, LLC (which we refer to in this Information Statement as SAC), GPC XLIII, LLC (which we refer to in this Information Statement as GCP) and PEC I, LLC (which we refer to in this Information Statement as PEC and, together with PCP, PCP QP, PC Offshore, SAC and GCP, as the Prentice Parties) (in this Information Statement, we refer to the Soros Parties, the Maverick Parties and the Prentice Parties collectively, as the Existing Stockholders) and Rho.  Under the terms of the Registration Rights Agreement, we agreed to (i) file a registration statement with respect to the shares of Common Stock issued to Rho in the Private Placement (which we refer to in this Information Statement as the Rho Shelf Registration Statement), (ii) grant Rho piggy-back registration rights applicable in certain circumstances upon an underwritten offering by the Company and the right to two demand registrations, (iii) maintain the existing resale registration statement covering shares of Common Stock held by the Existing Stockholders until the Existing Stockholders have sold all their shares covered by such registration statement, all such shares can be resold by the Existing Stockholders under Rule 144 under the Securities Act of 1933, as amended (which we refer to in this Information Statement as the Securities Act), without volume limitation or the Company is no longer subject to the rules and regulations under the Exchange Act and (iv) terminate all registration rights previously granted by us to the Existing Stockholders and replace such registration rights with piggy-back registration rights applicable in certain circumstances upon an underwritten offering by the Company and, in the case of the Soros Parties, the right to two demand registrations in addition to such piggy-back registration rights.

We also agreed in the Registration Rights Agreement to issue Warrants to Rho if:

•
we fail to file the Rho Shelf Registration Statement within 30 days following the first to occur of (x) the Second Closing or (y) the date on which we receive a notice from Rho stating that it will not consummate the Second Closing because our stockholders did not approve the Actions (or 45 days following such date in (x) or (y) if such 30 day deadline falls within the period during which we are preparing our audited financial statements) (which we refer to in this Information Statement as the Filing Deadline); or

•
the Rho Shelf Registration Statement is not declared effective by the Securities and Exchange Commission (which we refer to in this Information Statement as the SEC) within 180 days following the first to occur of (x) the Second Closing or (y) the date on which we receive a notice from Rho stating that it will not consummate the Second Closing because our stockholders did not approve the Actions (which we refer to in this Information Statement as the Effectiveness Deadline).

In accordance with the terms of the Registration Rights Agreement, we would be required to grant Rho Warrants representing the right to purchase shares of Common Stock equal to 1% of the fully diluted outstanding shares of Common Stock for each full 30-day period following the Filing Deadline (if the Registration Statement has not been filed) or the Required Effectiveness Deadline (if the Registration Statement has not been declared effective).  We would not be required under the Registration Rights Agreement to issue Warrants to Rho representing an aggregate number of shares greater than 10% of the fully diluted outstanding shares of Common Stock.  The Warrants, if issued under the Registration Rights Agreement, would have a 5-year term, an exercise price of $1.70 per share of Common Stock and would include customary provisions requiring adjustments of the number of shares of Common Stock issuable thereunder following a stock dividend, stock split or other similar adjustment to our capital structure.  The Registration Rights Agreement further provides that we shall not be liable for failing to register shares of Common Stock in certain specified conditions.

Assuming that we do not issue any shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock (other than the Management Option Pool), prior to Rho’s exercise of the Warrants, if any, issued to it under the Registration Rights Agreement, the maximum number of shares of Common Stock issuable to Rho upon exercise of the Warrants would be 2,713,010 shares of Common Stock.  The maximum proceeds to the Company upon the exercise of the Warrants under such circumstances would be $4,612,117, which proceeds would be used for general corporate purposes as more fully described under the caption “APPROVAL OF PRIVATE PLACEMENT – Use of Proceeds.” If we issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock before we are required to issue Warrants to Rho under the Registration Rights Agreement, if at all, we would be required to issue to Rho Warrants to purchase such larger number of shares of Common Stock as would equal 10% of the fully diluted outstanding shares of Common Stock as of the date of the issuance of the Warrants.

If the issuance of the Warrants and the Warrant Shares is not approved by our stockholders, then, in the event of a Filing Default or an Effectiveness Default, Rho will be entitled to receive, in lieu of any Warrants issuable to it as described above, an amount in cash equal to 1% of the aggregate amount invested by Rho in the Company for each full 30-day period following the Filing Deadline (if the Registration Statement has not been filed) or the Required Effectiveness Deadline (if the Registration Statement has not been declared effective), up to a maximum of 10% of such invested amount.

Board Representation

At the Initial Closing, and as a condition thereto, we entered into an Amended and Restated Voting Agreement (which we refer to in this Information Statement as the Voting Agreement) with the Existing Stockholders and Rho.  The Voting Agreement amends and restates that certain Voting Agreement which we entered into with the Existing Stockholders on June 15, 2006.  Pursuant to the terms of the Voting Agreement, Rho and the Soros Parties were each granted the right to nominate two members to the Board and the Maverick Parties and the Prentice Parties (other than SAC) were each granted the right to nominate one member to the Board.  The rights of Rho, the Soros Parties, the Maverick Parties and the Prentice Parties to designate directors to the Board are subject to applicable rules of The Nasdaq Stock Market LLC requiring Board representation to be proportional to stock ownership as well as the following minimum ownership thresholds:

•
If Rho disposes of shares of Common Stock so that it no longer owns greater than 28% of the number of shares of Common Stock held by it as of immediately after the Initial Closing (or, if the Second Closing shall have occurred, the Second Closing), then Rho must cause one of its two director designees to resign from the Board, and if Rho disposes of shares of Common Stock so that it no longer owns greater than 14% of the number of shares of Common Stock held by it as of immediately after the Initial Closing (or, if the Second Closing shall have occurred, the Second Closing), then Rho must cause its second director designee to resign from the Board;

•
If the Soros Parties dispose of shares of Common Stock so that they no longer own greater than 50% of the number of shares of Common Stock held by them as of immediately after the Initial Closing, then the Soros Parties must cause one of their two director designees to resign from the Board, and if the Soros Parties dispose of shares of Common Stock so that they no longer own greater than 25% of the number of shares of Common Stock held by them as of immediately after the Initial Closing, then the Soros Parties must cause their second director designee to resign from the Board;

•
If either the Prentice Parties or the Maverick Parties, as applicable, dispose of shares of Common Stock so that they no longer own greater than 50% of the number of shares of Common Stock that they held as of immediately following the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of June 5, 2006, by and among the Company, the Soros Parties, the Maverick Parties and the Prentice Parties, then the Prentice Parties or the Maverick Parties, as applicable, must cause their director designee to resign from the Board.

Pursuant to the Voting Agreement, if any designee of the Prentice Parties or the Maverick Parties resigns from the Board for the foregoing reasons, the Board shall be reduced by the number of directors resigning from the Board and, for so long as Rho and/or the Soros Parties respectively owns 10% or more of the outstanding Common Stock, the size of the Board may not be increased to larger than an eight member Board without the prior written consent of Rho and/or the Soros Parties.

Each of Rho, the Soros Parties, the Prentice Parties (other than SAC) and the Maverick Parties are also entitled under the Voting Agreement to have one director designated by them serve on any committee of the Board, subject to applicable law, rules and regulations (including stock exchange regulations), and to have each of their director designees under the Voting Agreement serve on any executive committee of the Board.  The Voting Agreement further provides that the Board Restructuring will be completed on the Second Closing date, subject to the amendment to the Company’s Certificate of Incorporation as described under the caption “APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION.”

Rho has nominated Habib Kairouz to serve as its designee to the Board, and Mr. Kairouz was elected to the Board effective as of immediately after the Initial Closing.  Rho is entitled to designate one additional director to the Board but has not yet done so.

Agreement to Vote Shares in Favor of the Actions

The Existing Stockholders also agreed in the Voting Agreement that, in any circumstances upon which a vote, consent or other approval (including by written consent) of our stockholders is sought, each Existing Stockholder will vote such number of shares held by it in favor of the approval of (1) the issuance of the Second Closing Shares to Rho and (2) the Board Restructuring as, when aggregated with the shares held by the other Existing Stockholders and Rho, equals 40% (which we refer to in this Information Statement as the Specified Portion) of our outstanding Common Stock.  Under the terms of the Voting Agreement, the Specified Portion is allocated among the Existing Stockholders on a pro rata basis in proportion to their respective share ownership as of the date on which such vote is taken.  Under applicable Nasdaq rules, Rho is not permitted to, and Rho will not, vote the shares of Common Stock it acquired in the Initial Closing for the approval of the issuance of shares of Common Stock in the Second Closing, the issuance of the Warrants or the issuance of the Warrant Shares.

In accordance with the Voting Agreement, the Existing Stockholders were obligated to vote the Specified Portion of our outstanding Common Stock in favor of the approval of the issuance of the Second Closing Shares and the Board Restructuring in connection with the Action by Written Consent of Stockholders in Lieu of a Special Meeting described in this Information Statement.  While the Existing Stockholders each voted 100% of the outstanding shares of Common Stock held by them in favor of the Actions, each of the Existing Stockholders explicitly reserved the right therein to revoke its vote contained therein with respect to each of the Actions other than the approval of the Share Reduction Amendment, in its sole discretion, with respect to any shares of Common Stock in excess of the Specified Portion in the event that the Board effects an Adverse Recommendation Change and/or enters into an Acquisition Agreement in accordance with the procedures more fully described under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Non-Solicitation and Fiduciary Out.”  If the Existing Stockholders revoke their votes such that a majority of the votes cast with respect to the issuance of the Second Closing Shares, the Warrants and the Warrant Shares are not voted in favor of such issuances, then such issuances will not be approved in accordance with applicable Nasdaq Rules.  If the Existing Stockholders revoke their votes such that less than a majority of the outstanding shares of Common Stock are voted in favor of the Board Restructuring Amendment and/or the Share Reduction Amendment, then such amendment(s) will not be approved in accordance with the applicable provisions of the Delaware General Corporation Law.  If the Existing Stockholders revoke their votes such that a majority of the votes cast with respect to the amendment to the Plan are not voted in favor of such amendment, then the amendment to the Plan will not be approved.

Lock-Up

The Maverick Parties and the Prentice Parties have agreed in the Voting Agreement that, subject to certain exceptions (including without limitation transfers to affiliates), they will not, for a period of 90 days from the date of the Initial Closing, among other things, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of our capital stock (which restrictions we refer to in this Information Statement as the Lock-Up Restrictions, irrespective of the party or person to which they apply) without the prior written consent of the Soros Parties, Rho and the Company.  If, during the initial 90-day lock-up period, Rho or a Rho co-investor makes a written offer to purchase 50% or more of the shares of Common Stock held by the Maverick Parties on the date of the Initial Closing, and/or 100% of the shares of Common Stock held by the Prentice Parties (other than SAC) on the date of the Initial Closing, in each case on pricing terms no less favorable than the terms of the Securities Purchase Agreement and otherwise satisfying certain other specified conditions (any such purchase being referred to in this Information Statement as a Secondary Purchase), and the Maverick Parties and/or the Prentice Parties (other than SAC), as applicable, do not accept such offer, then the Maverick Parties and/or the Prentice Parties (other than SAC), as applicable, will continue to be bound by the Lock-Up Restrictions, subject to certain exceptions, until the one-year anniversary of the Initial Closing or such earlier date as Soros or Rho is released from its Lock-Up Restrictions.

Pursuant to the Voting Agreement, the Soros Parties and Rho have agreed that, subject to certain exceptions (including without limitation transfers to affiliates), until the one-year anniversary of the Initial Closing, neither the Soros Parties nor Rho will, without the prior written consent of the other party, engage in any transactions with respect to shares of our capital stock owned by them that would be prohibited pursuant to the Lock-Up Restrictions.

In addition, at the Initial Closing and as a condition thereto, each of our directors and executive officers entered into lock-up agreements with Rho pursuant to which they agreed that, subject to certain exceptions, until the earlier of the one-year anniversary of the Initial Closing or the date on which such person ceases to be an employee or director of the Company, they will not, without Rho’s prior written consent, engage in any transactions with respect to shares of our Common Stock owned by them that would be prohibited pursuant to the Lock-Up Restrictions.

Non-Solicitation and Fiduciary Out

We agreed in the Securities Purchase Agreement that we shall not, and that we shall cause our directors, officers, employees and agents and the Existing Stockholders (which we refer to in this Information Statement, collectively, as the Representatives) not to, directly or indirectly,

(i)	initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to;

(ii)	participate in any discussions or negotiations regarding, or furnish any non-public information to any person (other than the Rho) in connection with;

(iii)	enter into any letter of intent or agreement related to (other than a confidentiality agreement in certain circumstances); or

(iv)	approve or recommend,

any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving:

(a)	a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving the Company;

(b)	a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of the Company; or

(c)
a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of beneficial ownership (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing 15% or more of the voting power of the Company (which inquiry, indication of interest, proposal or offer described in (a) – (c) we refer to in this Information Statement as an Acquisition Proposal).

However, if, prior to the effective date of the stockholder approval for the Actions we or any of our Representatives receive an unsolicited bona fide written Acquisition Proposal that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below) and the Board determines in good faith, after consultation with our outside legal counsel and financial advisors, that failure to do so would result in a breach of its fiduciary obligations under applicable law, we may:

(i)
furnish information to the third party making such Acquisition Proposal (which we refer to in this Information Statement as a Qualified Bidder), provided we receive from the Qualified Bidder an executed confidentiality agreement (the terms of which are no less favorable to the Company than those contained in the confidentiality agreement between the Company and Rho); and

(ii)
engage in discussions or negotiations with the Qualified Bidder and its Representatives with respect to the Acquisition Proposal.  We are obligated under the Securities Purchase Agreement to notify Rho within one business day of its receipt of any inquiries, discussions, negotiations, proposals or expressions of interest with respect to an Acquisition Proposal (including a summary of the material terms and conditions thereof).

A Superior Proposal is any written Acquisition Proposal relating to all or substantially all of the assets or voting power of the Company that is made by a third party that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is fully financed or has committed financing, is reasonably capable of being consummated, and if consummated would be more favorable from a financial point of view to our stockholders than the transactions contemplated by the Securities Purchase Agreement, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, including, without limitation, the likelihood of consummation.

The Board generally is not permitted to withdraw or change in a manner adverse to Rho its recommendation that our stockholders vote to approve the Private Placement or propose publicly to approve, adopt or recommend any Acquisition Proposal (which actions we refer to in this Information Statement as an Adverse Recommendation Change), provided, however, that, at any time prior to the effective date of the stockholder approval for the Actions, the Board may in response to a Superior Proposal that did not result from a breach by the Company of the non-solicitation provisions summarized above (i) effect an Adverse Recommendation Change, and/or (ii) enter into a definitive agreement with respect to such Superior Proposal (which we refer to in this Information Statement as an Acquisition Agreement) if the Board determines in good faith, after consultation with our outside legal counsel and financial advisors, that failure to do so would result in a breach of its fiduciary obligations under applicable law.

The Board may only effect an Adverse Recommendation Change or enter into an Acquisition Agreement with respect to a Superior Proposal as described above if, prior to doing so:

(i)
the Board provides Rho with five days written notice specifying the material terms of such Acquisition Proposal and identifying the person making such proposal (during which five day time period Rho is entitled to deliver to us one or more counterproposals to such Acquisition Proposal and to meet and negotiate with us and our Representatives); and

(ii)
at the end of such five day period, the Board determines in good faith, after taking into account all amendments or revisions irrevocably committed to by Rho and after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal.

If the Board effects an Adverse Recommendation Change or enters into an Acquisition Agreement, the Existing Stockholders will be entitled to revoke their votes with respect to some of their shares of Common Stock, as more fully described above under the caption “–Agreement to Vote Shares in Favor of the Actions.”

Termination

If the Board effects an Adverse Recommendation Change, Rho is entitled to terminate the Securities Purchase Agreement upon two business days prior written notice to the Company delivered subsequent to such Adverse Recommendation Change.

In addition, either Rho or the Company may terminate the parties’ obligation to effect the Second Closing under the Securities Purchase Agreement upon two business days prior written notice to the other party if stockholder approval for (1) the issuance of the Second Closing Shares, the Warrants and the Warrant Shares and (2) the Board Restructuring Amendment is not effective prior to April 30, 2010.

Indemnification

We have agreed in the Securities Purchase Agreement to indemnify Rho and its directors, officers, stockholders, members, partners, employees and agents as well as Rho’s control persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their directors, officers, stockholders, agents, members, partners or employees from any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arising from or relating to any of the representations, warranties, covenants or agreements made by us in the Securities Purchase Agreement, the Voting Agreement, the Registration Rights Agreement and the other agreements entered into in connection therewith (which agreements we refer to in this Information Statement, collectively, as the Transaction Documents), except to the extent that any such losses, liabilities, obligations, claims, contingencies, damages, costs or expenses are attributable to Rho’s breach of any of the representations, warranties, covenants or agreements made by it in any of the Transaction Documents.

Rho has agreed in the Securities Purchase Agreement to indemnify us, and our directors, officers, stockholders, members, partners, employees and agents as well as our control persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their directors, officers, stockholders, agents, members, partners or employees from any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arising from or relating to (i) any of the representations and warranties made by Rho in the Securities Purchase Agreement or (ii) any failure by Rho to comply with the covenants and agreements contained in Section 4.1 thereof respecting transfers of the shares of Common Stock issued to it under the Private Placement.

In addition, we have agreed in the Registration Rights Agreement to indemnify Rho and the Existing Stockholders against certain liabilities arising from any alleged material omission or untrue statement contained in a registration statement required to be filed by us thereunder.  This indemnification obligation will not apply to the extent any such liabilities arise from an alleged untrue statement or omission which is based upon written information regarding, and provided to us by, any such stockholder for use in such registration statement, in which case the stockholders have each severally agreed to indemnify us in an amount not to exceed the proceeds to each such stockholder in connection with any sale of Common Stock pursuant to such registration statement.

Section 203 Waiver

In connection with the Initial Closing, and as a condition thereto, the Board approved the Private Placement, the Securities Purchase Agreement (including without limitation the issuance of shares of our Common Stock to Rho pursuant thereto), the Registration Rights Agreement and the Voting Agreement, as a result of which transactions and agreements Rho and, to the extent applicable, any affiliates or associates thereof, became an “interested stockholder” for purposes of Section 203 of the Delaware General Corporation Law and rendered the restrictions on “business combinations” set forth in Section 203 inapplicable to Rho and, to the extent applicable, any affiliates or associates thereof (which approval we refer to in this Information Statement as the Section 203 Waiver).

Management Rights Letter

At the Initial Closing, and as a condition thereto, we entered into a Management Rights Letter with Rho, pursuant to which we granted to Rho certain management rights including without limitation the right to: (i) consult with and provide advice to our management, directors and employees with regard to certain specified matters; (ii) submit business proposals or suggestions to, and discuss such proposals or suggestions with, our senior management, (iii) visit our premises and receive certain financial and other information with respect to the Company and (iv) appoint a non-voting observer to the Board and the boards of directors of our subsidiaries.

Indemnification Agreements with Directors

In connection with the Private Placement, Rho required us to agree to enter into indemnification agreements (which agreements we refer to in this Information Statement as the Indemnification Agreements) with each of its director designees pursuant to which we agree to grant certain indemnification rights to such directors in addition to any indemnification rights provided for in our Certificate of Incorporation and by-laws.  In considering the Indemnification Agreements with respect to Rho’s director designees, the Board determined that each of our directors should have the benefit of a comparable Indemnification Agreement, and we intend to enter into Indemnification Agreements with each of the directors serving on the Board as of the date hereof.

Fees and Expenses

We have agreed to reimburse Rho up to an aggregate of $100,000 for its reasonable legal fees in connection with the transactions contemplated by the Transaction Documents.

Interests of Certain Persons

Some of our directors, officers and significant stockholders may be deemed to have material interests in the Actions.  These interests are described below under the caption “INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.”

Reasons for Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market and, therefore, we are subject to the Nasdaq Marketplace Rules (which we refer to in this Information Statement as the Nasdaq Rules).  Under Nasdaq Marketplace Rule 5635(b) (which we refer to in this Information Statement as the Change in Control Rule), stockholder approval is required for an issuance of securities when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of our Common Stock or voting power and such ownership or voting power would constitute the largest ownership position.  Furthermore, under Nasdaq Marketplace Rule 5635(d)(2) (which we refer to in this Information Statement as the 20% Rule), stockholder approval is required for an issuance or potential issuance of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of the Common Stock at the time of such issuance.

The Change in Control Rule and the 20% Rule apply to the issuance and sale of the Second Closing Shares because, as a result of the issuance of the Second Closing Shares to Rho:

•	Rho will own more than 20% of the outstanding shares of the Common Stock and will become our largest stockholder; and

•
Rho will acquire greater than 20% of the outstanding shares of the Common Stock at a price of $1.70 per share, which purchase price is less than the greater of book or market value of the Common Stock.

In addition, the Change in Control Rule and the 20% Rule apply to the issuance of the Warrants because:

•
the Warrants are convertible into such number of shares of Common Stock that, when aggregated with the Common Stock issued to Rho at the first closing, exceed 20% of the shares of Common Stock outstanding before the issuance; and

•	the Warrants may be exercisable for shares of Common Stock at a price per share lower than the greater of the book or market value of the Common Stock on the date of issuance.

As a result, in order to comply with the Change in Control Rule and the 20% Rule, (1) the Private Placement is being completed in two closings and (2) the Warrants may not be issued under the Registration Rights Agreement absent the receipt of stockholder approval.  In the Initial Closing, which occurred on December 21, 2009, the Company issued and sold to Rho an aggregate of 2,786,337 shares of Common Stock at a purchase price of $1.70 per share.  Stockholder approval was not required for the Initial Closing under the Change of Control Rule or the 20% Rule because the shares of Common Stock issued in the Initial Closing represented approximately 19.9% of the Company’s outstanding Common Stock as of immediately prior to the Initial Closing.  Stockholder approval is required for the Second Closing under the Change in Control Rule and the 20% Rule for the reasons stated above and because the Company agreed in the Securities Purchase Agreement to seek stockholder approval for the issuance of the Second Closing Shares, the Warrants and the Warrant Shares, and the receipt of such approval is a condition to the consummation of the Second Closing.  As described above under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Agreement to Vote Shares in Favor of the Actions,” the Existing Stockholders have approved the issuance of the Second Closing Shares, the Warrants and the Warrant Shares, subject to the right of the stockholders to revoke their votes with respect to some of their shares of Common Stock, as more fully described above.

Reasons for the Private Placement

Since September 2008, we have been operating under a streamlined business plan which calls for, among other things, reductions in marketing and capital expenditures, delaying new hires and making selective inventory purchases.  Over that period, we explored a number of strategic alternatives, including a possible sale of our business and raising equity capital in the private and public equity markets.  The Board concluded that the issuance of shares to Rho in the Private Placement was the most attractive alternative available to the Company taking into account our need for capital, the size of the capital raise, the certainty of consummation and the potential value that Rho will add as a major investor in the Company.  While the Board recognized that the consummation of the Private Placement would make the Company more vulnerable to an “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (which we refer to in this Information Statement as the Code), the occurrence of which would subject us to certain limits on our ability to deduct existing net operating losses in the future (as further described below under the caption “– Effects of the Private Placement”), the Board concluded that our need for capital overrode concerns regarding any such limitations.  We believe that the proceeds of the Private Placement will enable us to return to a more normalized business plan which will facilitate the growth of our business.

Effects of the Private Placement

The Private Placement will result in a significant increase in the number of shares of our Common Stock outstanding and, as a result, current stockholders who are not participating in the Private Placement will own a smaller percentage of the outstanding Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.  Additionally, the sale or any resale of the Common Stock issued in the Private Placement could cause the market price of our Common Stock to decline.

Our stockholders will incur dilution of their percentage ownership in the Company as a result of the Private Placement.  Immediately following the first closing of the Private Placement on December 21, 2009, 18,552,737 shares of our Common Stock were outstanding, after giving effect to the issuance of 2,786,337 shares of Common Stock at the Initial Closing and 1,764,706 shares of Common Stock in connection with the conversion of the Notes.  Following the Second Closing, 27,130,101 shares of Common Stock will be outstanding, on a fully diluted basis, after giving effect to the issuance of the Management Option Pool (assuming no issuance of any shares of Common Stock between the first closing and the second closing).  Following the consummation of the Second Closing, Rho will own approximately 33% of our outstanding Common Stock (on a fully diluted basis, after giving effect to the issuance of the Management Option Pool, as described above), will become our largest stockholder and will be entitled to nominate two of ten directors to our Board.  As a result, Rho may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including, but not limited to the election of directors and the approval of corporate transactions.  Assuming that we do not issue any shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock (other than the Management Option Pool), we may be obligated to issue to Rho under the Registration Rights Agreement Warrants convertible into a maximum of 2,713,010 shares of Common Stock.  If we issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock before we are required to issue Warrants to Rho under the Registration Rights Agreement, if at all, we would be required to issue to Rho Warrants to purchase such larger number of shares of Common Stock as would equal 10% of the fully diluted outstanding shares of Common Stock as of the date of the issuance of the Warrants.  If Rho exercises the Warrants for shares of Common Stock, Rho’s ownership of, and influence over, the Company will increase and the Company’s stockholders will be further diluted.

Under Section 382 of the Code, a corporation’s deduction of net operating losses and certain other tax attributes is limited once the corporation has undergone an “ownership change.”  The annual amount of that limitation is generally equal to the fair market value of the corporation’s equity multiplied by the long-term tax-exempt rate.  In general, an “ownership change” occurs when, within a span of 36 months (or, if shorter, the period beginning the day after the most recent ownership change), there is an increase in the stock ownership by one or more stockholders of more than 50 percentage points.

Following the consummation of the Second Closing, Rho will have increased its percentage ownership of the Company’s outstanding Common Stock (on a non-diluted basis) by more than 30 percentage points (including the shares of Common Stock purchased by Rho in the initial closing of the Private Placement).  The Company does not believe that the consummation of the Second Closing will result in an ownership change so as to result in the application of Section 382 of the Code.  However, the issuance of additional shares of Common Stock, including pursuant to Warrants, the Management Option Pool or pursuant to the conversion or exercise of securities convertible into or exercisable for shares of Common Stock, might result in an increase in the percentage ownership of one or more of our stockholders.  Furthermore, no contractual restrictions exist that prohibit any of our stockholders from buying additional shares of our Common Stock (in open market transactions or otherwise) so as to preclude an increase in their stock ownership or from transferring their shares to affiliated entities, any of which could have the effect of causing an ownership change.  As a consequence, upon the consummation of the Second Closing, a heightened risk exists of an ownership change of the Company so as to result in the application of Section 382 of the Code.

Furthermore, as Rho is not bound by any contractual restriction prohibiting it from buying shares of our Common Stock and the Board has approved the Section 203 Waiver, Rho could potentially acquire additional shares of our Common Stock (in open market transactions or otherwise) such that it would own greater than 50% of our outstanding Common Stock, in which case Rho will be able to control the outcome of any corporate transaction or other matter submitted to the Company’s stockholders for approval, including but not limited to the election of directors (subject to the Board designation rights of the Existing Stockholders as described above under the caption “– Summary of the Private Placement –Board Representation,” to the extent they remain applicable) and the approval of corporate transactions.

Use of Proceeds

We intend to use the proceeds from the Private Placement for general corporate purposes, including without limitation the payment of accrued and unpaid interest outstanding under the Notes in an aggregate amount of $346,994.04 (which amount was paid by us at the Initial Closing).

APPROVAL OF THE BOARD RESTRUCTURING AMENDMENT

Summary of the Board Restructuring Amendment

The Board has recommended, and a majority of our stockholders have approved (subject to the right of the stockholders to revoke their votes with respect to some of their shares of Common Stock, as more fully described below under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Agreement to Vote Shares in Favor of the Actions”) the Board Restructuring Amendment to our Certificate of Incorporation, pursuant to which our Board will be restructured as a classified Board divided into three classes, designated Class 1, Class 2 and Class 3, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year.  Unless our stockholders revoke their votes with respect thereto such that the Board Restructuring Amendment will fail to be approved, the Board Restructuring Amendment will be effective upon the filing of a Certificate of Amendment (or a restatement of our Certificate of Incorporation filed in accordance with Section 245 of the Delaware General Corporation Law) with the Secretary of State of the State of Delaware on or about the 20th day following the mailing of this Information Statement.  Subject to the immediately following sentence, pursuant to the Board Restructuring Amendment, and upon the effective date thereof, the Board shall assign members of the Board already in office to serve on such classes as the Board sees fit effective as of immediately subsequent to the effective time of the Board Restructuring Amendment.  Pursuant to the Voting Agreement, the current directors of the Board are required to be designated to certain classes, as set forth below under the caption “– Directors of the Company.”  Following the effective date of the Board Restructuring Amendment, the term of the directors of Class 1 shall expire at the first election of directors after the effective date of the Board Restructuring Amendment, the term of the directors of Class 2 shall expire at the second election of directors after the effective date of the Board Restructuring Amendment and the term of the directors of Class 3 shall expire at the third election of directors after the effective date of the Board Restructuring Amendment. At each annual meeting of stockholders following the effective date of the Board Restructuring Amendment, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board shall decide which class shall contain an unequal number of directors.  Pursuant to our by-laws, vacancies occurring in the Board for any reason, including the removal of directors without cause, may be filled by the affirmative votes of a majority of the entire Board, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose.  A director elected to fill a vacancy shall be elected to hold office until a successor is elected and qualified, or until the director’s earlier death, resignation or removal.

Reasons for the Board Restructuring Amendment

We are seeking approval for the Board Restructuring Amendment because we are required to do so pursuant to the terms of the Securities Purchase Agreement and because the approval of the Board Restructuring Amendment (and the subsequent completion of the Board Restructuring) is a condition to the consummation of the Second Closing.

Effects of the Board Restructuring Amendment

By classifying the Board into three classes, the Board Restructuring Amendment may discourage some takeover bids, including those that a majority of our independent stockholders believe would be in their best interests to accept or where the reason for the desired change is inadequate performance of the directors or management.  Following the effective time of the Board Restructuring Amendment, it will take at least two annual meetings to effect a change in control of the Board.  Because of the additional time required to change control of the Board, the classification of the Board pursuant to the Board Restructuring Amendment may also make it more difficult for a potential acquiror to obtain control of the Company without first obtaining the approval of the Board.  Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting.  Even if the potential acquiror were to acquire a majority of our outstanding voting stock, a classified board of directors will tend to discourage certain takeover bids, perhaps including some takeover bids that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock.  A classified board may also increase the cost of attempting a takeover or change of control or removal or replacement of existing directors, which may further discourage attempted takeovers or changes of control.

Directors of the Company

The following is a list of the current members of the Board.  Pursuant to the terms of the Voting Agreement, following the effective time of the Board Restructuring Amendment, the size of the Board shall be reduced to 10 members, divided into three classes.  Class 1 shall consist of four directors, including two outside directors, one designee of the Maverick Parties, and one designee of the Prentice Parties (other than SAC); Class 2 shall consist of three directors, including one designee of the Soros Parties, one designee of Rho, and the Company’s Chief Executive Officer; and Class 3 shall consist of three directors, including one designee of the Soros Parties, one designee of Rho, and one outside independent director.  In order to effectuate the Board Restructuring, Barry Erdos and Anne Jackson resigned from the Board effective January 19, 2010 and January 18, 2010, respectively.

Name of Director	Age	Director of the Company Since

Mario Ciampi	49	2008 to present

Michael Helfand	50	2009 to present

David Janke	36	2009 to present

Habib Kairouz	43	2009 to present

Martin Miller	79	1991 to present

Neal Moszkowski	44	1999 to present

Melissa Payner-Gregor	51	2003 to present

Anthony Plesner	51	2008 to present

David Wassong	39	2001 to present

Mario Ciampi has served as a director since August 2008.  Mr. Ciampi has served as co-head of Private Special Capital Investments of Prentice Capital Management, L.P. (which we refer to in this Information Statement as Prentice), an investment manager, since 2007.  Mr. Ciampi initially joined Prentice as a retail and consumer products consultant working on business improvements, management oversight, and due diligence for the firm’s special situation investments.  Prior to joining Prentice, he had a 10-year career with The Children’s Place organization; during that period, he held various positions: Vice President – Store Development, Sr. Vice President – Operations, and President of Disney Store – North America.  Previously, Mr. Ciampi was the Founder and Partner

of DJM Asset Management, a consulting company focused on retail real estate repositioning, financial turn-arounds, and strategic growth initiatives.

Michael Helfand was appointed to the Board in February 2009.  Since 2009, Mr. Helfand has served as the Senior Vice President, Finance and Chief Accounting Officer of Fuel Systems Solutions, Inc., a leading designer, manufacturer and supplier of proven cost-effective alternative fuel components and systems for light-duty transportation and industrial markets.  From 2007 to 2008, Mr. Helfand served as the Interim Chief Financial Officer of Rothschild North America, Inc., a global investment bank.  From 2006 to 2007, Mr. Helfand was the Executive Vice President of Finance at WRC Media, Inc., a publishing company.  From 2003 to 2008, Mr. Helfand was a consultant for Resources Connection, Inc., a project-based professional services firm.

David Janke was appointed to the Board in August 2009.  Mr. Janke is a Managing Partner and Co-Founder of BlackSwan Partners, LP, an investment firm focused on private equity and real estate opportunities.  From 2003 to 2006, Mr. Janke was a Vice President at Starwood Capital Group, a global real estate private equity fund.  From 2000 to 2001, Mr. Janke was Director of Finance and Strategic Planning for Tyco International.  From 1998 to 2000, Mr. Janke was an investment professional at Soros Fund Management LLC (which we refer to in this Information Statement as Soros) focusing on private equity investments.  From 1996 to 1998, he was an investment banker with Alex, Brown & Sons in the Restructuring Group.  Mr. Janke holds a Masters in Business Administration from Harvard Business School and is a graduate of Middlebury College.  He is also a director of SonomaWest Holdings, Inc., a publicly-traded real estate management company and Ali Wing, Inc. d/b/a giggle.

Habib Kairouz has served as a director since 2009.  Mr. Kairouz is a Managing Partner of Rho Capital Partners, Inc., an investment and venture capital management company, which he joined in 1993.  Prior to joining Rho Capital Partners, Inc., Mr. Kairouz worked for five years in investment banking and leverage buyouts with Reich & Co. and Jesup & Lamont.  Mr. Kairouz holds a Bachelor of Science degree in engineering from Cornell University and a Master of Business Administration in Finance from Columbia University. Mr. Kairouz also serves on the board of directors of a number of private companies.

Martin Miller has served as a director since July 1991.  Since July 1999, Mr. Miller has served as the President of The Terbell Group, Inc., a consulting company.  From October 1997 to April 2003, Mr. Miller was a partner in the Belvedere Fund, L.P., a fund of hedge funds.

Neal Moszkowski has served as a director since August 1999.  Since April 2005, Mr. Moszkowski has served as co-Chief Executive Officer of TowerBrook Capital Partners L.P. (which we refer to in this Information Statement as TowerBrook), a private equity investment company.  Prior to the formation of TowerBrook, Mr. Moszkowski was Co-Head of Soros Private Equity, the private equity investment business of Soros, where he served since August 1998.  From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co., where he served as a Vice President and Executive Director in the Principal Investment Area.  Mr. Moszkowski currently serves as a director of WellCare Health Plans, Inc. and Integra Life Sciences Holdings Corporation.

Melissa Payner-Gregor was appointed as the Company’s President in September 2003 and became Chief Executive Officer in August 2004.  From December 2000 to March 2003, Ms. Payner served as CEO and President of Spiegel Catalog.  She was also a board member of The Spiegel Group, Inc. (which we refer to in this Information Statement as Spiegel) from December 2000 to March 2003.  From 1997 to 2000, Ms. Payner was the Senior Vice President of Merchandising and Advertising of Spiegel.  From 1995 to 1997, Ms. Payner was President and a board member of Chico FAS, Inc. Ms. Payner has also held senior executive positions with Guess?, Inc., Pastille (a Division of Neiman Marcus) and Henri Bendel.

Anthony Plesner has served as a director since February 2008.  Mr. Plesner has served as Chief Financial Officer and Chief Administrative Officer of Intralinks, Inc., a provider of online workspaces for secure document exchange, since April 2005.  From August 2004 to March 2005, he worked as an independent consultant through Snap Solutions.  From January 2003 to July 2004, he served as Chief Financial Officer and Chief Operating Officer of The NewsMarket, an online video archive and delivery platform.  From January 2000 to December 2002, he served as President and Chief Operating Officer of 24/7 Real Media, Inc., a NASDAQ-listed provider of interactive marketing and technology services.  Prior to that, he served as Senior Vice President of Finance and Business Development at Medscape, Inc.  Mr. Plesner holds a Bachelor of Arts in Economics from the University of Manchester in England, and a Master of Business Administration from the University of Pittsburgh.

David Wassong has served as a director since February 2001 and became Interim Chairman of the Board in February 2007.  Mr. Wassong is currently a Managing Director at Soros and previously was a partner of Soros Private Equity which he joined in June 1998.  Prior to joining Soros Private Equity, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund.

CORPORATE GOVERNANCE

The Board reviewed the independence of each of our directors on the basis of the standards adopted by Nasdaq.  During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand.  The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules.  As a result of this review, the Board affirmatively determined that each of our directors other than Ms. Payner and Mr. Erdos are “independent directors” within the meaning of the Nasdaq Rules.

During the fiscal year ended December 31, 2009, the Board met nine times and acted by unanimous written consent one time.  Each of the directors participated in 75% or more of the aggregate number of meetings and/or written consents of the Board and committee(s) on which he or she served during the 2009 fiscal year, except for Mr. Moszkowski, who participated in approximately 71% of the total meetings and actions by written consent.  The Company does not have a policy with regard to the attendance by directors at our annual meeting of stockholders.  Ms. Payner and Mr. Wassong attended last year’s annual meeting of stockholders.

The Board has established an Audit Committee (which we refer to in this Information Statement as the Audit Committee) in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee is comprised of Anthony Plesner, Michael Helfand and Martin Miller.  Mr. Plesner acts as Chairman of the Audit Committee.  The Audit Committee is responsible for the appointment of the Company’s independent registered public accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions.  The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website.  The Board has determined that Mr. Plesner is an “audit committee financial expert,” as defined by Item 407(d) of Regulation S-K of the Exchange Act, and that each member of the Audit Committee is “independent,” as required by the Exchange Act and the Nasdaq Rules.  During the fiscal year ended December 31, 2009, the Audit Committee met five times and acted by unanimous written consent one time.

The Compensation Committee has three members, consisting of Neal Moszkowski, David Janke and Mario Ciampi, and met five times and acted by unanimous written consent four times in fiscal 2009.  The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent in accordance with the Nasdaq Rules.  The Compensation Committee does not have a written charter.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for the officers of the Company;

•
monitor the Company’s management incentive and stock based compensation plans, retirement and welfare plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  The Compensation Committee reports directly to the Board.  The Compensation Committee has the authority to engage and from time to time has engaged independent consultants to advise on particular aspects of compensation.  The Compensation Committee has authority to retain, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

The Board also established a Nominating and Governance Committee (which we refer to in this Information Statement as the Nominating Committee), consisting of David Wassong and Anthony Plesner.  The purposes of the Nominating Committee are to assist the Board by identifying individuals qualified to become directors, and setting criteria for, and evaluating, candidates for director nominees, and to recommend to the Board the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies; recommend to the Board nominees for each committee of the Board; advise the Board about appropriate composition of the Board and its committees; advise the Board about and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices; lead the Board in its annual review of the performance of the Board and its committees; and perform such other functions as the Board may assign to it from time to time.  The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website at www.bluefly.com.  The Nominating Committee met three times during 2009 and did not act by unanimous written consent during fiscal 2009.

The Nominating Committee will consider many factors when evaluating candidates for the nomination to the Board, with the goal of fostering a Board comprised of directors with a variety of experience and backgrounds.  Important factors that will be considered as part of the Nominating Committee’s evaluation include (without limitation) diversity, skill, specialized expertise, experience, business acumen, understanding of strategy and policy-setting.  Depending upon the Company’s then-current needs, certain factors may be weighed more or less heavily.  In considering candidates for the Board, the Nominating Committee will consider the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met.  However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity and sufficient time to devote to Company matters.

The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director.  In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.  Recommendations should be submitted to the Secretary of the Company.  Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.  Stockholders who wish to nominate a person for election to the Board themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board, must comply with applicable law.

Communication by stockholders may be made to any or all of the members of the Board by writing directly to them c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.  All such communications will be relayed to the appropriate members of the Board.

We have adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K, and we maintain procedures for the confidential, anonymous submission by employees of complaints regarding our accounting, internal accounting controls, auditing matters and other issues.  A copy of our code of ethics is available on our website at www.bluefly.com.  Any amendment to or waiver of a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the code specified in the rules of the SEC will be posted on the website.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, (as defined under the caption “EXECUTIVE COMPENSATION” below) and (iv) all directors and Named Executive Officers as a group.

Name(1)	Number of Shares Beneficially Owned		Percentage(2)
Mario Ciampi	1,875	(29)	*
Barry Erdos	42,938	(4)	*
Michael Helfand	1,875	(30)	*
Ann Jackson	4,250	(5)	*
David Janke	3,125	(3)	*
Kara B. Jenny	62,257	(11)	*
Habib Kairouz	--	(31)	--
Bradford Matson	35,393	(6)	*
Martin Miller	6,317	(7)(8)	*
Neal Moszkowski(9)	5,875	(10)	*
Melissa Payner-Gregor	361,203	(12)	1.9%
Anthony Plesner	2,437	(13)	*
David Wassong(14)	8,000	(15)	*
SFM Domestic Investments LLC	195,341	(16)	1.1%
Quantum Industrial Partners LDC	5,968,283	(17)(18)	32.1%
George Soros	6,163,624	(19)	33.2%
Prentice Capital Offshore, Ltd.(20)	905,147	(21)	4.9%
S.A.C. Capital Associates, LLC(20)	1,143,862	(22)	6.2%
Prentice Capital Management, LP(20)	3,038,630	(23)	16.4%
Michael Zimmerman(20)	3,038,630	(23)	16.4%
Maverick Fund, L.D.C.(24)	1,609,670	(26)	8.7%
Maverick Fund II, Ltd.(24)	1,404,638	(27)	7.6%
Maverick Fund USA, Ltd.(24)	709,589	(28)	3.8%
Funds Affiliated with Rho Ventures(31)	2,786,337	(31)	15.0%
All directors and Named Executive Officers as a group (13 persons)	535,545	(25)	2.9%

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of January 20, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 1,125 shares of Restricted Stock granted under our 1997 Stock Plan, 2000 Stock Plan and 2005 Stock Incentive Plan (which we refer to in this Information Statement, collectively, as the Plans).

(4)	Includes 4,500 shares of Common Stock issuable upon exercise of options.

(5)	Includes 1,000 shares of Common Stock issuable upon exercise of options and 750 shares of Restricted Stock granted under the Plans.

(6)
Includes 1,944 shares of Common Stock issuable upon exercise of options.  Excludes 5,607 shares underlying deferred stock units, which are vested, or will vest and be delivered, within 60 days of the Record Date.

(7)	Includes 300 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.

(8)	Includes 3,125 shares of Common Stock issuable upon exercise of options and 750 shares of Restricted Stock granted under the Plans.

(9)	Mr. Moszkowski’s address is c/o, TowerBrook Capital Partners, L.P., 430 Park Avenue New York, New York, 10022.

(10)	Includes 3,125 shares of Common Stock issuable upon exercise of options and 750 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.

(11)
Includes 37,611 shares of Common Stock issuable upon exercise of options.  Excludes 695 shares underlying deferred stock units, which are vested, or will vest and be delivered, within 60 days of the Record Date.

(12)	Includes 45,000 shares of Common Stock issuable upon exercise of options granted under the Plans.

(13)	Includes 937 shares of Restricted Stock granted under the Plans.

(14)
Mr. Wassong’s address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 33rd floor, New York, New York 10106.  Mr. Wassong disclaims beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFM and QIP and none of such shares are included in the table above as being beneficially owned by him.

(15)	Includes 3,500 shares of Common Stock issuable upon exercise of options and 1,500 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.

(16)
Represents 193,909 shares of Common Stock and 1,432 shares of Common Stock issuable upon the exercise of warrants (which we refer to in this Information Statement, collectively, as the SFM Shares) held in the name of SFM.  SFM is a Delaware limited liability company.  George Soros may also be deemed the beneficial owner of the SFM Shares.  The principal address of SFM is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

(17)	Represents 5,924,515 shares of Common Stock and 43,768 shares of Common Stock issuable upon the exercise of warrants (which we refer to in this Information Statement as, collectively, the QIP Shares)

held in the name of QIP.  The number of shares beneficially owned by QIP does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP.  See notes (10) and (15).

(18)
QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.  QIH Management Investor, L.P. (which we refer to in this Information Statement as QIHMI), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP.  The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (which we refer to in this Information Statement as QIH Management).  Soros Fund Management LLC, a Delaware limited liability company, is the sole managing member of QIH Management.  Mr. Soros may be deemed to have shared voting power and sole investment power with respect to the QIP Shares.  Accordingly, each of QIP, QIHMI, QIH Management, Soros Fund Management LLC and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares.  Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

(19)
See notes (16), (17) and (18) above.  The number of shares beneficially owned by Mr. Soros does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP.  See notes (10) and (15).

(20)
The address of S.A.C. Capital Associates, LLC, is 72 Cummings Point Road, Stamford, CT 06902.  The address of each of Prentice Capital Offshore, Ltd., Prentice Capital Management, LP and Michael Zimmerman is 623 Fifth Avenue,  32nd Floor, New York, New York 10022.

(21)
Prentice Capital Management, LP has investment and voting power with respect to the securities held by Prentice Capital Offshore, Ltd.  Mr. Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities.

(22)
Pursuant to an investment management agreement among S.A.C. Capital Advisors, LLC, Prentice Capital Management, LP and Mr. Zimmerman, Prentice Capital Management, LP manages an investment account that contains certain securities, including those referenced herein, held by S.A.C. Capital Associates, LLC (which we refer to in this Information Statement as the Managed Account).  The securities in the Managed Account are held in the name of S.A.C. Capital Associates, LLC.  Prentice Capital Management, LP has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the securities in the Managed Account, including the securities referenced herein.  Each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC (investment managers to S.A.C. Capital Associates, LLC), SAC and Mr. Steven A. Cohen, who controls each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC, disclaim beneficial ownership of any of the securities held in the Managed Account, and each disclaims group ownership with Prentice Capital Management, LP as to the securities held in the Managed Account and as to any other securities that are beneficially owned by Prentice Capital Management, LP or its affiliates.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any securities held in the Managed Account except to the extent of their pecuniary interest.

(23)
Consists of:  (a) 81,678 shares held by PCP; (b) 403,773 shares held by PCP QP; (c) 905,147 shares held by PC Offshore (see note (21) above); (d) 1,143,862 shares held by SAC (see note (22) above); (e) 200,307 shares held by GPC; and (f) 303,863 shares held by PEC.  Prentice Capital Management, LP and Mr. Zimmerman control the investing and trading in securities held by each of these entities.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities.

(24)
Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares held by Maverick USA, Maverick Fund and Maverick Fund II through the investment discretion it exercises over these accounts.  Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd.  Lee S. Ainslie III is the manager of Maverick Capital Management, LLC who possesses sole investment discretion pursuant to Maverick Capital Management, LLC’s regulations.  The address of Maverick Capital, Ltd. and Maverick Capital Management, LLC is 300 Crescent Court, 18th Floor, Dallas, TX 75201; and the address of each of Lee S. Ainslie III, Maverick Fund, Maverick Fund II and Maverick USA is c/o Maverick Capital, Ltd., 300 Crescent Court, 18th Floor, Dallas, TX 75201.

(25)
Includes 99,805 shares of Common Stock issuable upon exercise of options and 8,437 shares of Restricted Stock granted under the Plans.  Excludes 6,302 shares underlying deferred stock units, which are vested, or will vest and be delivered, within 60 days of the Record Date.

(26)	Represents 1,601,113 shares of Common Stock, 8,557 shares of Common Stock issuable upon the exercise of warrants held by Maverick Fund.

(27)	Represents 1,397,171 shares of Common Stock, 7,467 shares of Common Stock issuable upon the exercise of warrants held by Maverick Fund II.

(28)	Represents 705,817 shares of Common Stock and 3,772 shares of Common Stock issuable upon the exercise of warrants held by Maverick USA.

(29)	Includes 750 shares of Restricted Stock granted under the Plans.

(30)	Includes 1,875 shares of Restricted Stock granted under the Plans.

(31)
Rho Capital Partners LLC and RMV VI, LLC (which we refer to in this Information Statement as RMV) are Delaware limited liability companies.  Rho is a Delaware limited partnership.  Rho is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies.  RMV is the general partner of Rho.  Rho Capital Partners LLC is the managing member of RMV.  Mr. Habib Kairouz is one of the managing members of Rho Capital Partners LLC.  Mr. Kairouz disclaims beneficial ownership of any of these securities held by Rho Capital Partners LLC, RMV and Rho.  The address of Rho Capital Partners LLC, RMV and Rho is 152 West 57th Street, 23rd Floor, New York, NY 10019.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names, ages and all positions and offices with the Company held by our present executive officers.

Name	Age	Positions and Offices Presently Held

Melissa Payner-Gregor	51	Chief Executive Officer

Kara B. Jenny	40	Chief Financial Officer

Bradford Matson	52	Chief Marketing Officer

Martin Keane	45	Sr. VP of eCommerce

Following is information with respect to our executive officers who are not also directors of the Company:

Kara B. Jenny has served as our Chief Financial Officer since March 2008.  Ms. Jenny was Vice President of Finance from May 1999 to March 2008.  Prior to that, she was an Audit Manager at Andersen LLP.  She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Bradford Matson rejoined the Company as Chief Marketing Officer in August 2009.  Mr. Matson previously served as a consultant to the Company from December 2008 to August 2009.  Prior to that, Mr. Matson served as our Chief Marketing Officer from September 2005 to December 2008.  Mr. Matson was a marketing executive at Spiegel Catalog from 1981 to 2003, where he  held various senior level positions, including Senior Vice  President of Advertising and Brand Communications from  2001 to 2003, Vice President of Advertising from 2000 to 2001 and Vice President of Advertising and Marketing for Portfolio SBUs from 1997 to 1999.  From 2004 to 2005, Mr. Matson served as Director of Marketing and Communications for the Steppenwolf Theatre Co.

Martin Keane served as our Vice President of Product Development and E-Commerce from January 1999 through September 2004, when he assumed the role of Senior Vice President of eCommerce.  From 1997 to 1999, Mr. Keane was the Design Director for Music Boulevard, an eCommerce site owned by N2K, Inc.  From 1990 to 1997, Mr. Keane served as Regional Manager for APCO Graphics, an architectural graphics company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2009 and 2008 concerning compensation of (1) all individuals serving as our principal executive officer during the fiscal year ended December 31, 2009 and (2) the two other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2009.

								All Other
					Stock	Stock		Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards ($)	Options ($)		($)		Total ($)
					(1)	(1)
Melissa Payner – Gregor Chief Executive Officer	2009	$500,000	$202,224	(2)	$--	$--		$67,625	(4)	$769,849
	2008	$500,000	$223,421	(3)	$--	$--		$67,625	(4)	$791,046

Kara B. Jenny Chief Financial Officer	2009	$250,000	$33,000	(5)	$--	$--		$9,309	(6)	$292,309
	2008	$239,000	$--		$--	$59,900	(7)	$7,236	(6)	$306,136

Bradford Matson(8) Chief Marketing Officer	2009	$126,538	$--		$--	$11,400	(9)	$4,522	(6)	$142,460
	2008	$350,000	$227,038	(10)	$--	$--		$8,231	(6)	$585,269

(1)
For a discussion of the assumptions made in the valuation of the Stock and Option Awards, see the Notes to Financial Statements, included in our annual report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
Represents (a) a cash bonus of $200,000 for the fiscal year ended December 31, 2009 pursuant to the cash bonus plan approved by the Compensation Committee of the Board and (b) a bonus of $2,224 in order to cover taxes incurred in connection with the vesting of deferred stock units.  This amount does not include an additional bonus of between $0 and $600,000 which may be earned by Ms. Payner if we achieve specified adjusted EBITDA target levels for fiscal year 2009 (see “- Bonus Plan” below).

(3)	Represents (a) a bonus of $200,000 for the fiscal year ended December 31, 2008 and (b) a bonus of $23,421 in order to cover taxes incurred in connection with the vesting of deferred stock units.

(4)	Includes $48,000 paid in 2009 and 2008 in connection with a housing allowance and $19,625 paid in 2009 and 2008, respectively, in connection with life insurance premiums.

(5)
Represents a cash bonus of $33,000 for the fiscal year ended December 31, 2009 pursuant to the cash bonus plan approved by the Compensation Committee of the Board.  This amount does not include an additional bonus which may be earned by Ms. Jenny if we achieve specified adjusted EBITDA target levels for fiscal year 2009 (see “- Bonus Plan” below).

(6)	Represents amounts paid in connection with life insurance premiums.

(7)	Represents the value of stock option awards granted to Ms. Jenny in March 2008.

(8)	Mr. Matson resigned as Chief Marketing Officer in January 2009 and rejoined the Company as Chief Marketing Officer in August 2009.

(9)	Represents the value of stock option awards granted to Mr. Matson in August 2009.

(10)
Represents (a) a bonus of $115,000 paid in March 2009 for the fiscal year ended December 31, 2008 in connection with Mr. Matson’s termination agreement and (b) $112,038 in connection with a housing allowance.

Based on the fair value of equity awards granted to named executive officers in 2009 and 2008, and the base salary of the named executive officers: (a) “Salary” accounted for approximately 73% and 60% of the total compensation of the named executive officers in 2009 and 2008, respectively; (b) incentive compensation accounted for approximately 20% and 36% of the total compensation of the named executive officers in 2009 and 2008, respectively; and (c) other benefits accounted for approximately 7% and 4% of the total compensation of named executive officers in 2009 and 2008, respectively.  Because the value of certain equity awards included below is based on the provisions of FASB guidance now codified as FASB ASC Topic 718, Compensation – Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment), rather than the fair value, these percentages cannot be derived using the amounts reflected in the applicable table above.

Bonus Plan

On October 5, 2009, the Compensation Committee approved the adoption of a cash bonus plan for fiscal year 2009 (which we refer to in this Information Statement as the Bonus Plan) for Ms. Payner and Ms. Jenny.  The Bonus Plan provided for the payment of a cash bonus to Ms. Payner in the amount of $125,000, which amount was paid to Ms. Payner in October 2009, and cash bonuses of $75,000 to Ms. Payner and $33,000 to Ms. Jenny, which amounts were paid to Ms. Payner and Ms. Jenny, respectively, in January 2010.  The Bonus Plan also provides for contingent bonus payments to Ms. Payner and Ms. Jenny if we achieve specified adjusted EBITDA target levels for fiscal year 2009.  The range of the contingent bonuses which may become payable under the Bonus Plan was originally between zero and $180,000 for Ms. Payner and between zero and $60,000 for Ms. Jenny.  The Bonus Plan was not in limitation of additional discretionary bonuses for performance above the specified target levels.  In January 2010, the Compensation Committee modified the plan regarding the contingent bonuses to increase the bonus levels which could be earned by Ms. Payner and Ms. Jenny if we exceeded the previously established adjusted EBITDA target levels for fiscal year 2009 by certain specified amounts.  As amended, the range of contingent bonuses which may become payable to Ms. Payner under the Bonus Plan is between zero and $600,000.  The amount of the contingent bonus payable to Ms. Jenny, based upon the same formula, is generally between 27% and 30% of the amount payable to Ms. Payner, but is not subject to a cap.  The contingent bonus payments, if any, are payable as soon as practicable following the availability of our audited financial statements (but in no event later than March 15, 2010).

Employment Agreements

Melissa Payner-Gregor

On November 14, 2006, we entered into a 36 month employment agreement (which we refer to in this Information Statement as the Payner Agreement) with Melissa Payner-Gregor providing for her continued service as our Chief Executive Officer and a member of our Board.  The Payner Agreement was effective as of July 1, 2006 and replaced Ms. Payner’s prior employment agreement, which would have expired on March 1, 2007.  If we do not provide Ms. Payner with written notice of our desire to renew the Payner Agreement at least 90 days prior to the end of the then-current term (including any one year renewal term), the Payner Agreement shall automatically extend for one year from the end of the then-current term (which we refer to in this Information Statement as an Evergreen Extension).  We did not provide such notice to Ms. Payner at least 90 days prior to July 1, 2009 and, therefore, the Payner Agreement automatically extended for a one year period following July 1, 2009.  Under the Payner Agreement, Ms. Payner is entitled to an annual base salary of $500,000, subject to increases in the sole discretion of the Compensation Committee.  She is also eligible to receive an annual performance bonus based upon the achievement of certain targets to be set for each fiscal year by the Compensation Committee in its sole discretion.  The terms applicable to Ms. Payner’s annual performance bonus for fiscal 2009 are more fully described above under the caption “– Bonus Plan.”

If Ms. Payner’s employment is terminated without cause (as defined in the Payner Agreement) or as a result of a constructive termination (as defined in the Payner Agreement), all equity benefits previously granted, including stock options, restricted stock awards and deferred stock unit awards shall be deemed fully vested as of the date of termination, and she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for a period of 12 months from the date of termination and the reimbursement of the cost of maintaining (or the Company shall maintain) in effect the medical and dental insurance, disability and hospitalization plans, and life insurance policies in which Ms. Payner participates for a period of one-year from the date of termination.

In the event of a change of control (as defined in the Payner Agreement), any unvested stock options, restricted stock awards and one-half of any deferred stock unit awards granted to Ms. Payner which are outstanding as of the date of the change of control and have not yet vested (which we refer to in this Information Statement as the Payner COC Unvested DSUs) shall be deemed fully vested as of the date of the change of control.  The remaining one-half of the Payner COC Unvested DSUs shall vest on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.  In the event that Ms. Payner would be subject to tax under Section 4999 of the Code, the payments to her under the Payner Agreement will be reduced to the maximum amount that she could receive without being subject to such tax.

The Payner Agreement provides Ms. Payner with a monthly housing allowance of $4,000 and an annual allowance of approximately $27,500 for life insurance and supplemental disability insurance.  Ms. Payner is subject to certain covenants under the Payner Agreement, including a non-competition covenant covering the term of her employment and an additional period of 18 months thereafter.

In January 2010, the Compensation Committee agreed to amend the Payner Agreement to provide for:

•	a term of 36 months beginning on January 1, 2010 and subject to an Evergreen Extension;

•	annual cost of living adjustments to Ms. Payner’s annual base salary thereunder, based on adjustments to the United States Consumer Price Index, beginning on January 1, 2011;

•
payment of an annual performance bonus equal to 60% of Ms. Payner’s annual base salary thereunder based upon the achievement of one or more targets to be set for each fiscal year by the Compensation Committee in its sole discretion, which bonus amount shall be paid on an adjusted basis for achievement of 75% to 125% of such targets, provided that such bonus shall not be in limitation of additional discretionary bonuses; and

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Payner which are outstanding as of the date of a change of control (as defined in the Payner Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.

Kara B. Jenny

On March 19, 2008, we entered into an amended and restated employment agreement (which we refer to in this Information Statement as the Jenny Agreement) with Kara Jenny providing for her service as our Chief Financial Officer.  The Jenny Agreement amends and restates the earlier employment agreement between us and Ms. Jenny, which covered her service as our Vice President of Finance and was set to expire in June 2008.  The Jenny Agreement has a term ending on March 31, 2011.

Pursuant to the Jenny Agreement, Ms. Jenny is entitled to an annual base salary of $250,000, subject to increases in the sole discretion of the Compensation Committee.  Ms. Jenny is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion.  The terms applicable to Ms. Jenny’s annual performance bonus for fiscal 2009 are more fully described above under the caption “– Bonus Plan.”  During the term of the Jenny Agreement, Ms. Jenny shall be eligible to participate in all of our medical and other employee benefit plans on the same terms and conditions as those offered to our other senior executive officers; additionally, we shall provide Ms. Jenny with an annual allowance of $10,000 for the purchase of life insurance and disability insurance.  The Jenny Agreement provided for a one-time grant to Ms. Jenny of incentive stock options under our 2005 Stock Incentive Plan to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such options vest in 36 equal monthly installments, subject to accelerated vesting in the event that her employment is terminated following a Change of Control (as defined in the Jenny Agreement).

Pursuant to the Jenny Agreement, if Ms. Jenny’s employment is terminated without cause (as defined in the Jenny Agreement) or as a result of a constructive termination (as defined in the Jenny Agreement), she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for 180 days from the date of termination.  In addition, if Ms. Jenny’s employment is terminated without cause or as a result of a constructive termination, we shall maintain in effect any of our medical and dental insurance and hospitalization plans as well as any Company sponsored life insurance policy in which Ms. Jenny participates as of the date of such termination for one year from the date of termination.

In the event that Ms. Jenny would be subject to tax under Section 4999 of the Code, the payments to her under the Jenny Agreement will be reduced to the maximum amount that she could receive without being subject to such tax.  Ms. Jenny is subject to certain covenants under the Jenny Agreement, including a non-competition and non-solicitation covenant covering the term of her employment and an additional period of two years thereafter.

In January 2010, the Compensation Committee agreed to amend the Jenny Agreement to provide for:

•	a term of 36 months beginning on January 1, 2010 and subject to an Evergreen Extension;

•	an increase to Ms. Jenny’s annual base salary from $250,000 to $300,000;

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Jenny which are outstanding as of the date of a change of control (as defined in the Jenny Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.

Bradford Matson

On August 31, 2009, we entered into an employment agreement (which we refer to in this Information Statement as the Matson Agreement) with Bradford Matson providing for his service as our Chief Marketing Officer.  The Matson Agreement has a term ending on September 30, 2012.

Pursuant to the Matson Agreement, Mr. Matson is entitled to an annual base salary of $350,000, subject to increases in the sole discretion of the Compensation Committee.  Mr. Matson is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion.  During the term of the Matson Agreement, Mr. Matson shall be eligible to participate in all of our medical and other employee benefit plans on the same terms and conditions as those offered to other senior executive officers of the Company.  The Matson Agreement provided for a one-time grant to Mr. Matson of incentive stock options under the Company’s 2005 Stock Incentive Plan to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such options vest in 36 equal monthly installments, subject to accelerated vesting in the event that his employment is terminated without cause or as a result of a constructive termination (as each such term is defined in the Matson Agreement).

Pursuant to the Matson Agreement, if Mr. Matson’s employment is terminated without cause (as defined in the Matson Agreement) or as a result of a constructive termination (as defined in the Matson Agreement), he would be entitled to receive his base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as his then-current base salary for 180 days from the date of termination.  In addition, if Mr. Matson’s employment is terminated without cause or as a result of a constructive termination, we shall maintain in effect our medical and dental insurance and hospitalization plans as well as any Company sponsored life insurance policy in which Mr. Matson participates as of the date of such termination for one year from the date of termination.

In the event that Mr. Matson would be subject to tax under Section 4999 of the Code, the payments to him under the Matson Agreement will be reduced to the maximum amount that he could receive without being subject to such tax.  Mr. Matson is subject to certain covenants under the Matson Agreement, including a non-competition and non-solicitation covenant covering the term of his employment and an additional period of two years thereafter.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning exercisable and unexercised stock options and unvested stock awards as of December 31, 2009 for each of the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — DECEMBER 31, 2009

	Option Awards						Stock Awards
	Number		Number				Number	Market
	of		of				of Shares	Value of
	Securities		Securities				or Units of	Shares or
	Underlying		Underlying				Stock	Units of
	Unexercised		Unexercised		Option		that	Stock that
	Options		Options		Exercise	Option	have not	have not
	(#)		(#)		Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable		($)	Date	(#)	($)

Melissa Payner-Gregor	20,000		--		$12.60	3/23/2015

Kara B. Jenny	24,000		--		$9.10	12/26/2012
	25,000				$12.00	12/27/2015
	2,500		--		$12.60	3/23/2015
	11,111		8,889	(1)	$4.60	3/31/2018
							58	$143.84	(2)

Bradford Matson	1,944	(3)	8,056		$1.52	8/31/2019

(1)	The option vests at a rate of 2.778% per month for 36 months beginning March 31, 2008 after six months.

(2)	Represents 58 shares underlying unvested deferred stock units valued using the closing price $2.48 of our Common Stock as of December 31, 2009.

(3)	The option vests at a rate of 2.778% per month for 36 months beginning August 31, 2009 after one month.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2009

	Fees Earned or Paid in Cash		Restricted Stock Awards	Total
Name (1)	($)		($) (2)	($)
Riad Abrahams(3)	$--		$--	$--
Mario Ciampi	--		548	548
Barry Erdos	--		--	--
Michael Helfand	16,000		1,369	17,369
Ann Jackson	16,000	(6)	548	16,548
David Janke(4)	--		2,441	2,441
Habib Kairouz(5)	--		--	--
Martin Miller	16,000	(6)	548	16,548
Neal Moszkowski	--		548	548
Anthony Plesner	18,000	(6)	684	18,684
David Wassong	--		1,095	1,095

(1)
Ms. Payner is not included in the table as she is also included as a Named Executive Officer in the Summary Compensation Table.  Ms. Payner receives no additional compensation for her service as a director of the Company.

(2)
Represents the grant date fair value of the following Restricted Stock Awards all of which were issued pursuant to the terms of the 2005 Stock Incentive Plan: 750 shares of Restricted Stock issued to Mr. Ciampi; 1,875 shares of Restricted Stock issued to Mr. Helfand; 750 shares of Restricted Stock issued to Ms. Jackson; 1,125 shares of Restricted Stock issued to Mr. Janke; 750 shares of Restricted Stock issued to Mr. Miller; 750 shares of Restricted Stock issued to Mr. Moszkowski; 937 shares of Restricted Stock issued to Mr. Plesner; and 1,500 shares of Restricted Stock issued to Mr. Wassong.

(3)	Mr. Abrahams resigned from the Board in August 2009.

(4)	Mr. Janke was appointed to the Board in August 2009.

(5)	Mr. Kairouz was appointed to the Board in December 2009.

(6)	Includes a one-time bonus of $10,000 approved by the Compensation Committee in January 2010, as described below.

Our independent, outside non-employee directors (other than Messrs. Ciampi, Janke, Kairouz, Moszkowski and Wassong who are designated under the Voting Agreement and Mr. Erdos who is a former employee of the Company) are paid a cash stipend of $1,500 for each board or committee meeting attended in person (and, in the case of the Audit Committee Chairman, $2,000 per audit committee meeting) and are reimbursed for expenses incurred on behalf of the Company.  In addition, each such director is paid an annual retainer of $10,000 at the first regularly scheduled Board meeting of each fiscal year.  The maximum aggregate stipend and retainer paid to any such director in a year is $16,000 (or, in the case of the Audit Committee Chairman, $18,000).  In March 2009, in order to assist our efforts to maintain the best liquidity position possible, the Board unanimously agreed that annual retainers would be suspended (other than the retainer paid to Mr. Helfand for 2009) until such time as the Board deems appropriate.  In January 2010, the Compensation Committee approved the payment of a one-time bonus of $10,000 to each of our independent directors that did not receive an annual retainer for 2009 (i.e., Ms. Jackson and Messrs. Miller and Plesner).

Under the terms of the 2005 Stock Incentive Plan, each non-employee director (including Messrs. Ciampi, Janke, Kairouz, Moszkowski and Wassong but excluding Mr. Erdos, who is a former employee of the Company) receives a one-time grant of 1,125 shares of Restricted Stock (1,875 shares in the case of the Chairman of the Board and 1,500 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual restricted stock grant of 750 shares of Common Stock (1,500 shares in the case of the Chairman of the Board and 937 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving a restricted stock grant in connection with his or her appointment at such meeting).  All such restricted stock grants vest on the one year anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us during or with respect to fiscal 2009, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2009 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Our Code of Ethics and Standards of Business Conduct applies to all directors and employees (including our named executive officers).  Under the Code of Ethics and Standards of Business Conduct, all employees are required to take all reasonable efforts to identify actual or potential conflicts of interest between Company interests and their personal or professional relationships and to bring such conflicts to the attention of our counsel.  Members of the Board who have any personal interest in a transaction upon which the Board passes are required to disclose such interest to the other directors and to recuse themselves from participation in any decision in which there is a conflict between their personal interests and our interests.

Our Audit Committee reviews any related party transaction and transactions involving conflicts of interest with officers and directors whenever possible in advance of the creation of such transaction or conflict, unless either the Compensation Committee or a another committee of the Board, consisting of independent directors has previously reviewed such transaction.

Related Person Transactions

Except as described below, we are not aware of any transactions since the beginning of our last fiscal year or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Private Placement Transaction

Habib Kairouz, one of the managing members of Rho Capital Partners LLC, the managing member of RMV which is the general partner of Rho, is a member of our Board.  In December 2009, Rho entered into the Securities Purchase Agreement pursuant to which Rho purchased 2,786,337 shares of our Common Stock from us at the Initial Closing for an aggregate purchase price of $4,736,772.90.  Pursuant to the terms of the Securities Purchase Agreement, we propose to sell an additional 6,037,192 shares of our Common Stock to Rho at the Second Closing of the Private Placement for an aggregate purchase price of $10,263,226.40.  The Review and Approval procedures relating to Related Person Transactions do not apply to the approval of the issuance of securities to Rho in the Private Placement transactions as such issuances were approved by the Board prior to Rho becoming a 5% stockholder and Mr. Kairouz’s election to the Board.

Conversion of Notes

In March 2008, we entered into an agreement (which we refer to in this Information Statement as the Commitment) with the Soros Parties and the Maverick Parties pursuant to which they agreed to provide up to $3 million of debt financing to us, on a standby basis, during fiscal 2008, provided that the commitment amount would be reduced by the gross proceeds of any equity financing consummated by us during that year.  We drew down the Commitment in July 2008, which was evidenced by the issuance of the Notes.  As more fully described under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement,” the Notes were converted into an aggregate of 1,764,706 shares of Common Stock at the Initial Closing and as a condition thereto.  Pursuant to the conversion of the Notes, the Soros Parties converted Notes with an aggregate principal amount of $1,868,700 into 1,099,235 shares of Common Stock and the Maverick Parties converted Notes with an aggregate principal amount of $1,131,300 into 665,471 shares of Common Stock.  The Soros Parties beneficially owned approximately 38% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 33.2% of the outstanding Common Stock.  The Maverick Parties beneficially owned approximately 24% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 20.1% of the outstanding Common Stock.  The Soros Parties have designated two members of the Board and the Maverick Parties have designated one member of the Board.  The Soros Parties and the Maverick Parties will continue to have Board designation rights following the Second Closing, subject to certain conditions, as more fully described above under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Board Representation.”  The issuance of the Notes to the Soros Parties and the Maverick Parties, and the conversion provisions thereof, were previously approved by the independent directors of the Board.

Indemnification Agreements

In connection with the Initial Closing, the Board authorized us to enter into indemnification agreements with each member of the Board pursuant to which we will agree to grant certain indemnification rights to each such director in addition to any indemnification rights provided for in our Certificate of Incorporation and by-laws.  If we are required to indemnify any of our directors pursuant to such an Indemnification Agreement, the amount of our indemnification obligation may exceed $120,000 in a given fiscal year.

APPROVAL OF THE SHARE REDUCTION AMENDMENT

As of the Record Date, our Board of Directors recommended, and the holders of a majority of our outstanding Common Stock approved the Share Reduction Amendment to our Certificate of Incorporation, pursuant to which amendment (1) the total number of authorized shares of our Common Stock will be decreased from 200,000,000 shares to 50,000,000 shares and (2) the total number of authorized shares of our Preferred Stock will be decreased from 25,000,000 shares to 1,000,000 shares.  The reduction in the number of authorized shares will become effective upon the filing of a Certificate of Amendment (or a restatement of our Certificate of Incorporation filed in accordance with Section 245 of the Delaware General Corporation Law) with the Secretary of State of the State of Delaware.  The Certificate of Amendment will be filed promptly following the effective date of the stockholder approval for the Share Reduction Amendment on or about the 20th day following the mailing of this Information Statement to our stockholders.

Currently, we are authorized to issue (1) up to 200,000,000 shares of Common Stock, of which 18,552,737 shares were issued and outstanding as of the Record Date, and (2) up to 25,000,000 shares of Preferred Stock, none of which were issued and outstanding as of the Record Date.  At our 2007 Annual Meeting of stockholders, our stockholders voted to approve an amendment to our Certificate of Incorporation to approve a reverse split of our Common Stock, at its discretion, at any ratio within a range of 2:1 to 15:1, provided that such stock split was effected prior to our 2008 annual meeting of stockholders.  We effected a 10:1 reverse stock split on April 3, 2008, but did not reduce our number of authorized shares of Common Stock at that time.  The primary reason for decreasing the number of shares of our authorized Common Stock and Preferred Stock is to significantly reduce the amount of Delaware franchise tax payable by us, which amount is determined, in part, by the number of our authorized shares of capital stock.  The reduction in the number of authorized shares of Common Stock and Preferred Stock will save us more than $90,000 in franchise taxes on an annual basis.

Following the effectiveness of the Share Reduction Amendment, we will be authorized to issue 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.  We believe this number of authorized shares provides sufficient flexibility to allow us to raise additional capital, if the need arises, and to allow for the future issuance of stock options, DSUs and restricted stock to our employees and directors.

APPROVAL OF THE PLAN AMENDMENT

On January 20, 2010, the Board approved an amendment to the Plan, subject to stockholder approval, which would increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan (which shares are authorized as the Authorized Equity Award Shares) by an additional 1,500,000 shares (which amendment we refer to in this Information Statement as the Plan Amendment).  The Board recommended that the Plan Amendment be presented to our stockholders for approval, and the Plan Amendment was approved by our stockholders on January 20, 2010.  The Board adopted the Plan Amendment to ensure that there are sufficient Authorized Equity Award Shares available under the Plan to allow for the issuance of the Management Option Pool while maintaining flexibility to allow us to make future issuances of equity awards under the Plan (in addition to the Management Option Pool).  A copy of the Plan Amendment, which will be effective on the effective date of the stockholder approval therefore (which is expected to be on or about the 20th day following the mailing of this Information Statement to our stockholders) is attached hereto as Annex A.

Summary of the Plan

The following is a summary of the material provisions of the Plan.

Administration; Eligibility; Shares Available for Issuance; Limitations on Issuance.  The Plan is administered by the Compensation Committee.  The Compensation Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, non-employee directors, contractors and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects.  We currently have 31 officers and key employees, and 9 non-employee directors participating in the Plan.  The

Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and is permitted by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

Shares granted under the Plan will be made available from unissued Common Stock or from Common Stock held in treasury.  The aggregate number of shares of Common Stock currently issuable under the Plan is equal to 931,103 shares of Common Stock, plus any shares that became available after February 17, 2005 under the Prior Plans as a result of awards that lapsed or were terminated.  The Plan, as currently in effect, also imposes the following limitations on awards issued under the Plan: (i) the maximum number of shares of Common Stock that may be granted as awards granted to any participant in any fiscal year shall not exceed 5,000,000 shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed $2,000,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 5,000,000 shares.  The shares of Common Stock subject to the Plan and each limit are subject to adjustment in the event of certain changes of capitalization as set forth in Section 8(a) of the Plan.

Options.  The Plan authorizes the Compensation Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an Incentive Stock Option (which we refer to in this Information Statement as ISOs).  The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code.  The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted.  The Compensation Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.  Under the Plan, each non-employee director receives a one-time grant of 1,125 shares of Restricted Stock (1,875 shares in the case of the Chairman of the Board and 1,500 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual restricted stock grant of 750 shares of Common Stock (1,500 shares in the case of the Chairman of the Board and 937 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving a restricted stock grant in connection with his or her appointment at such meeting).  The Plan also permits the Compensation Committee to substitute an award of equivalent fair market value for any stock option that a non-employee director would otherwise receive pursuant to the formula grants described above.

Stock Appreciation Rights.  The Plan authorizes the Compensation Committee to grant to participants stock appreciation rights.  A stock appreciation right entitles the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted.  The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

Deferred Stock Units.  The Plan authorizes the Compensation Committee to grant to participants deferred stock units.  A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Compensation Committee, to defer receipt of all or a portion of a bonus, or a stock-based award or cash payment made pursuant to the Plan.  No Common Stock will be issued at the time a deferred stock unit is granted.  Rather, the Company will establish an account for the participant and will record in such account the number of deferred stock units granted to such participant (which units will be valued initially based upon the then-fair market value of the Common Stock).  The Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

Restricted Stock.  The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Compensation Committee may designate at the time of grant.  Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period.  Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock.  If any such dividends are distributions are paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed.  Restricted stock will be forfeitable to the Company upon a participant’s termination of employment during the applicable restricted period.  The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

Cash Payments.  The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants.  These may be granted separately or as a supplement to any stock-based award.

Dividend Rights.  The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights.  Dividend rights may be granted separately or in tandem with any other awards.  If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the tandemed award.  If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

Other Stock-Based Awards.  To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Compensation Committee to be consistent with the purposes of the Plan.  The Compensation Committee may determine the terms and conditions of such stock-based awards.

Loans.  Subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Plan authorizes the Compensation Committee, on behalf of the Company, to make, guarantee or arrange for a loan or loans to participants with respect to the exercise of any option or other payment in connection with any award, including the payment by a participant of any or all federal, state or local income or other taxes due in connection with any award.  The terms and conditions of each loan, including the interest rates, maturity date and whether the loan will be secured or unsecured will be established by the Compensation Committee.

Terms of Awards.  The term of each award will be determined by the Compensation Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years.  Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution.  However, the Compensation Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

Award Agreements.  All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify.  Award agreements are not required to contain uniform terms or provisions.

Term of the Plan; Amendment and Adjustment.  No awards may be granted under the Plan after February 16, 2015.  The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted.  In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee’s authority to grant awards under the Plan without the consent of the Company’s stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

New Plan Benefits

The benefits to be received by or allocated to our executive officers, non-employee directors and key employees as a result of the increase in the number of Authorized Benefit Shares are not determinable since the Compensation Committee has made no decisions regarding the allocation of the Management Option Pool or the issuance of any other awards from such increase.

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by security holders	204,064 (1)	$ 8.53 (2)	1,184,752
Equity compensation plans not approved by security holders	16,010	$ 9.24	--
Total	220,074 (1)	$ 8.58 (2)	1,184,752

(1)	Includes 191,750 options to purchase shares of Common Stock and 12,314 Deferred Stock Units.

(2)	Weighted average exercise price includes options to purchase shares of Common Stock and Deferred Stock Units referred to in Note (1) above.

Federal Income Tax Consequences

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the Plan and the receipt of equity awards or payments thereunder to participants subject to U.S. income taxes.  It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. income taxes.  As a consequence, the discussion does not purport to be a complete analysis of all potential tax consequences relevant to participants and the Company, and is based on federal income tax law and interpretational authorities as of the date of this Information Statement, which are subject to change at any time.

Options.  The grant of an option to purchase Common Stock will have no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply.  Upon the exercise of a non-statutory stock option, a participant generally must recognize ordinary income equal to the fair market value of the Common Stock acquired upon exercise of the option minus the exercise price.

Gain realized upon a disposition of the Common Stock acquired pursuant to the exercise of an ISO will be taxed as long-term capital gain if the participant holds the shares of Common Stock for at least two years after the date the ISO was granted and for one year after the date of the ISO was exercised.  Upon a disposition of Common Stock acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the Common Stock at the date of exercise of the ISO minus the exercise price or (2) the amount realized upon the disposition of the Common Stock acquired upon exercise of the ISO minus the exercise price.

The Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the Common Stock acquired pursuant to the exercise of the ISO for the ISO holding periods.

Stock Appreciation Rights.  As with an option, the grant of a stock appreciation right will have no tax consequences for the participant or the Company.  Upon exercise of a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the Common Stock acquired over the grant price of the stock appreciation right at the time the stock appreciation right was granted.

Deferred Stock Units.  A participant who is granted a deferred stock unit will not recognize any compensation income upon the grant or the vesting of the deferred stock unit, although if the deferred stock unit vests prior to delivery of such award, the deferred stock unit will be subject to employment tax, but not federal income tax, on the applicable vesting dates.  The participant will recognize ordinary income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units.

Restricted Stock. A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of restricted Common Stock.  When the Common Stock vests, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock that vests at that time less the amount, if any, paid for the Common Stock.  However, a participant may elect to recognize ordinary income in the year the Common Stock is granted in an amount equal to the excess of the fair market value of the Common Stock at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the Common Stock.  Any gain or loss recognized by the participant upon the subsequent disposition of the Common Stock will be taxed as short-term or long-term capital gain but will not result in any further deduction for the Company.

Cash and Dividend Payments.  A participant will recognize ordinary income upon receipt of any cash pursuant to any award, including as a dividend right.

Generally, and except as noted above with respect to ISOs, the Company should be able to claim an income tax deduction at the time the participant recognizes the income attributable to an award in an amount equal to the income recognized by the participant, subject to Section 162(m) of the Code applicable to awards payable to covered employees and awards which vest or become payable to a participant who is a “disqualified individual” and that constitute an “excess parachute payment” within the meaning of Section 280G of the Code by reason of a change of control.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Interests of the Prentice Parties and the Maverick Parties

We have agreed to include in this Information Statement or on a Proxy Statement relating to the approval of the Actions a vote on or approval of (as applicable) a potential Secondary Purchase of shares of our Common Stock from the Prentice Parties and the Maverick Parties.  The Prentice Parties beneficially owned approximately 22% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 16.4% of the outstanding Common Stock.  The Maverick Parties beneficially owned approximately 24% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 20.1% of the outstanding Common Stock.  The Prentice Parties and the Maverick Parties have each designated one member of the Board and will continue to have Board designation rights following the Second Closing, subject to certain conditions, as more fully described above under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement – Board Representation.”

Interests of Management and Non-Employee Directors

As described above under the caption “APPROVAL OF PRIVATE PLACEMENT – Summary of Private Placement,” the Compensation Committee intends that, following the Second Closing, the Compensation Committee will grant a portion of the Management Option Pool to certain members of management.  These members of management (which will include, without limitation, Ms. Payner, Ms. Jenny, Mr. Keane and Mr. Matson) have an interest in the approval of the Second Closing as the issuance of the Management Option Pool is conditioned on the consummation of the Second Closing.  Such members of management also have an interest in the approval of the Plan Amendment as the issuance of the Management Option Pool is conditioned on the approval of the Plan Amendment by our stockholders.

In addition, although we cannot currently determine the number of shares subject to awards that may be granted in the future to executive officers or non-employee directors in addition to the Management Option Pool, each of the executive officers and non-employee directors of the Company has an interest in the approval of the Plan Amendment insofar as they are eligible to receive any such additional future stock-based awards thereunder.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  42 West 39th Street, New York, NY 10018 Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (212) 944-8000 or by mail to our address at 42 West 39th Street, New York, NY 10018, Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

A copy of this Information Statement is available online at www.bluefly.com.  You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future security holder meetings by contacting us via telephone at (212) 944-8000, via email at investorkit@bluefly.com or on our website www.bluelfy.com.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/ David Wassong
New York, New York	David Wassong,
February 3, 2010	Interim Chairman of the Board

Appendix A

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
BLUEFLY, INC. 2005 STOCK INCENTIVE PLAN

Bluefly, Inc., having previously established the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”), and having obtained stockholder approval for the amendment to the Plan set forth herein, does hereby amend the Plan by deleting paragraph (a) of Section 5 of the Plan in its entirety and replacing it with the following:

“(a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 2,431,103 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans on the original effective date of this Plan (prior to any amendments) that, subsequent to such date, have been or are in the future forfeited, cancelled or expire unexercised under the Prior Plans.”

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan as of the _____ day of ___________, 2010.

BLUEFLY, INC.

By:
Name:
Title:

A-2